Exhibit 26 (g) iv. a. 5.

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective on August 1, 2013, the Amendment Effective Date, the Ceding Company and the Reinsurer agree to a              under the Agreements listed in Exhibit A attached hereto (the “Selected Agreements”). The             .

The Ceding Company and the Reinsurer have agreed to a             .

            .

Except as otherwise provided herein or otherwise agreed upon in writing by the Ceding Company and Reinsurer, all other terms, provisions, and conditions of the Selected Agreements remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Julie A. Decker	Date:	8/15/2013

Print name	Julie A. Decker

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Scott A Rushing	Date:	8/15/2013

Print name	Scott A Rushing

Title:	VP & Actuary

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EXHIBIT A

RGA Document Number	Effective Date of Agreement	Description	TAI Code

	9/1/1998	VUL
	2/8/1999	VL Select Inforce

	5/1/2001	VUL II

	1/1/1999	VL + Inforce (Allianz)

	5/1/2001	VUL II (Allianz)